                                                                    EXHIBIT 10.1



                                    IMP, Inc.
            --------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

                           Dated as of October 8, 1999

                               TABLE OF CONTENTS


                                                                                     PAGE
Article 1      PURCHASE AND SALE OF STOCK..............................................1
        SECTION 1.1.    Delivery.......................................................1
Article 2      REPRESENTATIONS AND WARRANTIES OF COMPANY...............................1
        SECTION 2.1.    Organization, Standing and Qualification.......................1
        SECTION 2.2.    Capitalization.................................................1
        SECTION 2.3.    Validity of Stock..............................................2
        SECTION 2.4.    Subsidiaries...................................................2
        SECTION 2.5.    Financial Statements...........................................2
        SECTION 2.6.    Authorization; Approvals.......................................2
        SECTION 2.7.    No Conflict with Other Instruments.............................3
        SECTION 2.8.    Absence of Undisclosed Liabilities; Changes....................3
        SECTION 2.9.    Patents.  Trademarks and Other Intangible Assets...............3
        SECTION 2.10.   Taxes..........................................................3
        SECTION 2.11.   Litigation.....................................................4
        SECTION 2.13.   Private Offering...............................................4
        SECTION 2.14.   Fees and Commissions...........................................4
        SECTION 2.15.   Compliance with Environmental Laws.............................4
Article 3      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER..............5
        SECTION 3.1.    Authorization..................................................5
        SECTION 3.2.    Investment Representations.....................................5
        SECTION 3.3.    Investment Experience; Access to Information...................5
        SECTION 3.4.    Absence of Registration........................................5
        SECTION 3.5.    Restrictions on Transfer.......................................5
        SECTION 3.6.    Transfer Instructions..........................................6
        SECTION 3.7.    Economic Risk..................................................6
        SECTION 3.8.    Fees and Commissions...........................................6
        SECTION 3.9.    Purchaser's Board of Directors Designee........................6
        SECTION 3.10.   Payment of Certain Expenses....................................7
        SECTION 3.11.   Wafer Purchase Commitment......................................7
Article 4      CONDITIONS TO OBLIGATIONS OF THE PURCHASER..............................7
        SECTION 4.1.    Conditions to Obligations  of the Purchaser....................7

                               TABLE OF CONTENTS
                                  (continued)

                                                                                     PAGE
Article 5      CONDITIONS TO OBLIGATIONS OF COMPANY....................................8
        SECTION 5.1.    Conditions to Obligations  of the Company......................8
Article 6      AFFIRMATIVE COVENANTS...................................................8
        SECTION 6.1.    Use of Proceeds................................................8
        SECTION 6.2.    Piggy-Back Registrations.......................................8
        SECTION 6.3.    Officers of the Company........................................9
        SECTION 6.4.    Right of First Offer...........................................9
Article 7      MISCELLANEOUS..........................................................10
        SECTION 7.1.    Survival of Agreements........................................10
        SECTION 7.2.    Notices.......................................................11
        SECTION 7.3.    Modifications; Waiver.........................................11
        SECTION 7.4.    Exculpation...................................................12
        SECTION 7.5.    Entire Agreement..............................................12
        SECTION 7.6.    Successors and Assigns........................................12
        SECTION 7.7.    Enforcement...................................................12
        SECTION 7.8.    Execution and Counterparts....................................12
        SECTION 7.9.    Governing Law and Severability................................12
        SECTION 7.10.   Headings......................................................13
        SECTION 7.11.   Confidentiality...............................................13
        SECTION 7.12.   No Solicitation...............................................13
        SECTION 7.13.   Termination...................................................14
        SECTION 7.14.   Indemnification...............................................14
        SECTION 7.15.   Teamasia's Future Investments in the Company..................15

ANNEX I - ADDITIONAL PURCHASER REPRESENTATIONS.......................................I-1
DISCLOSURE SCHEDULE .................................................................S-1
SCHEDULE 1.1 - CLOSING DATES......................................................S1.1-1
SCHEDULE 2.2(b) - WARRANTS.....................................................S2.2(b)-1
SCHEDULE 2.9 - PATENTS............................................................S2.9-1
SCHEDULE 2.10 - TAXES............................................................S2.10-1
SCHEDULE 2.12 - DEFAULT OF OBLIGATIONS ..........................................S2.12-1
SCHEDULE 3.11 - FOUNDRY SERVICES.................................................S3.11-1
EXHIBIT A - FORM OF LEGAL OPINION....................................................A-1

                            STOCK PURCHASE AGREEMENT


        Agreement, dated as of October 8, 1999 between IMP, Inc., a Delaware corporation (the "Company") and Teamasia Semiconductors (India) Ltd., a limited Indian corporation (the "Purchaser").

                                    ARTICLE 1
                           PURCHASE AND SALE OF STOCK

        SECTION 1.1. Delivery. Subject to the provisions of this Agreement, the Purchaser agrees to purchase at the Closings (as defined below), and the Company agrees to sell and issue to the Purchaser at the Closings, 671,173 shares (the "Shares") of Common Stock of the Company, for the aggregate purchase price of $2,050,000 ($3.05 per share). The purchase and sale of Shares (in the amounts specified on Schedule 1.1) shall take place at the offices of the Company at 10:00 a.m. West Coast time on the dates set forth on Schedule 1.1, or at such other time and place as the Company and Purchaser mutually agree upon in writing (which time and place are designated as the "Closings" and which date is designated as the "Closing Dates"). At each Closing, commencing with the October 15 Closing (at which Closing the Company shall deliver certificates representing the Shares purchased on both the October 8, 1999 and October 15, 1999 Closing
Date), the Company shall deliver to the Purchaser a certificate representing the Common Stock which the Purchaser is purchasing against delivery to the Company by the Purchaser by wire transfer, certified check for immediately available funds, or other manner approved by the Company, in the amount of the purchase price therefor payable to the Company's order.

                                    ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

        The Company represents and warrants that, except as set forth in the Disclosure Schedules:

        SECTION 2.1. Organization, Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and corporate authority to own, lease and operate its property and assets and to conduct its business as presently conducted and as proposed to be conducted by it. The Company has full corporate power and corporate authority to enter into and perform its obligations under this Agreement, to carry out the transactions contemplated by this Agreement. The nature of the Company's business and its ownership or leasing of property do not require that the Company become qualified as a foreign corporation in any state or jurisdiction where it is not qualified, other than where the failure to so qualify will not have a material adverse effect on the Company. Complete and correct copies of the articles and by-laws of the Company, as amended to date, have been delivered to counsel for the Purchaser.

        SECTION 2.2. Capitalization.

        (a) The capital stock of the Company consists of 50,000,000 shares of authorized common stock, par value $0.01 per share ("Common Stock"), of which 3,372,731 shares are issued and outstanding as of the date of this Agreement and 617,279 shares are reserved for issuance pursuant to employee stock purchase and/or option ownership plans that have been adopted by the Company for officers, directors, employees and consultants.

        (b) Except as set forth on Schedule 2.2, there are (i) no outstanding warrants, options, convertible securities or rights to subscribe for or purchase any capital stock or other securities from the Company, (ii) to the Company's knowledge, no voting trusts or voting agreements among, or irrevocable proxies executed by, shareholders of the Company, and (iii) no obligations (contingent or otherwise) of the Company to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

        SECTION 2.3. Validity of Stock. The Common Stock to be sold pursuant to this Agreement, when issued, sold, and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

        SECTION 2.4. Subsidiaries. The Company does not own any capital stock, partnership interests or other equity interests of, or control, directly or indirectly, any other corporation, partnership, association or business entity.

        SECTION 2.5. Financial Statements. (a) The Company has furnished the Purchaser with its audited financial statements as of and for the year ended March 28, 1999, and an audited balance sheet as of March 28, 1999 (the "Balance Sheet") (together, the "1999 Financial Statements"). The 1999 Financial Statements and the Balance Sheet are true and correct in all material respects, are in accordance with the books and records of the Company, and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, and fairly present the financial position of the Company as of such date and the results of its operations for the periods then ended.

        (b) The unaudited balance sheet of the Company as of June 30, 1999 (the "Current Balance Sheet") and the related unaudited statements of profit and loss and cash flow, including the footnotes thereto (collectively, the "Current Financial Statements"), for the three months then ended, a copy of which has been made available to the Purchaser, fairly present, in conformity with generally accepted accounting principles, applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the financial position of the Company as of such date and its results of operations (subject to normal year-end adjustments). The 1999 Financial Statements and Current Financial Statements are hereinafter referred to as the "Financial Statements".

        SECTION 2.6. Authorization; Approvals. All action on the part of the Company and its shareholders necessary for the authorization, execution, delivery, and performance of all its obligations under this Agreement and for the authorization, issuance, and delivery of the Common Stock being sold under this Agreement, has been taken. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has obtained or will obtain prior to the Closings all necessary consents, authorizations, approvals and orders, and has made all registrations, qualifications, designations, declarations or filings with all federal, state, or other relevant governmental authorities required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement.

        SECTION 2.7. No Conflict with Other Instruments. The execution, delivery and performance of this Agreement does not and will not result in any violation of, conflict with, or constitute a default under any terms or provision of (i) the Company's articles of incorporation or bylaws; (ii) any judgment, decree or order to which the Company is a party or by which its property is bound; (iii) any agreement, contract, understanding, indenture or other instrument to which the Company is a party, the effect of which would give rise to a material adverse effect on the Company; or (iv) any statute, rule or governmental regulation applicable to the Company or any of its property.

        SECTION 2.8. Absence of Undisclosed Liabilities; Changes. (a) To its knowledge, the Company has no liability or obligation, which would have a material adverse effect on the Company, absolute or contingent, including, without limiting the generality of the foregoing, any tax liabilities due or to become due, not reflected in the Current Balance Sheet, except (i) obligations and liabilities incurred after the date of the Current Balance Sheet in the ordinary course of business that are not individually or in the aggregate material, (ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with GAAP and (iii) obligations under this Agreement. Without limiting the generality of the foregoing, the Company does not know of, and has no reasonable ground to believe that there is any basis for the assertion against the Company of, any material liabilities of the Company.

        SECTION 2.9. Patents. Trademarks and Other Intangible Assets.

        (a) The Company has taken otherwise reasonable security measures to protect the secrecy, confidentiality and value of all material intellectual property of the Company.

        (b) To the knowledge of the Company, the Company has title and ownership (or licenses to use in various cases) of all patents, trademarks, service marks, trade names, copyrights, trade secrets, and other intellectual property rights necessary for its business as now conducted or as currently proposed to be conducted without any known conflict with or infringement of the rights of others. Except as disclosed in Schedule 2.9 hereto, the Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or other intellectual property rights of any other person or entity where any such allegation, if true, would be reasonably likely to have a material adverse effect on the Company.

        SECTION 2.10. Taxes. The Company has accurately prepared and timely filed all federal, state and local reports, returns, estimates, declarations, information returns and statements with respect to taxes (together, "Tax Returns") that are required to be filed by it and has paid or made provision for the payment of all taxes due with respect to the periods covered by such Tax Returns, in all material respects. Except as disclosed in Schedule 2.10, no deficiency assessment or proposed adjustment of federal income taxes or state or municipal taxes of the Company is pending and the Company has no knowledge of any proposed liability for any tax to be imposed where any such assessment or proposed adjustment, if adversely decided, would be reasonably likely to have a material adverse effect on the Company. For the purpose of this Section 2.10, "tax" or "taxes" shall mean all federal, state, local or foreign taxes, including but not limited to income, gross receipts, windfall profits, alternative minimum, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

        SECTION 2.11. Litigation. Except as otherwise set forth herein, no action, proceeding or governmental inquiry or investigation is pending or to the knowledge of the Company threatened against (i) the Company or any of its officers, directors or employees (in their capacity as such), (ii) any of the Company's properties or (iii) to the knowledge of the Company, any material consultant to the Company, in any case before any court, arbitration board or tribunal or administrative or other governmental agency, nor is the Company aware that there is any basis for the foregoing, where any such action, proceeding, inquiry or investigation, if adversely decided, would be reasonably likely to have a material adverse effect on the Company.

        SECTION 2.12. Relationship with Creditors. The Company is presently in default of its monetary obligations to the parties listed in Schedule 2.12, as described therein.

        SECTION 2.13. Private Offering. The Company agrees that neither the Company nor anyone acting on its behalf has offered or will offer securities of the Company or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Common Stock not exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"). None of the shares of the Company's capital stock issued and outstanding has been offered or sold in such a manner as to make the issuance and sale of such shares not exempt from such registration requirements, and all such shares of capital stock have been offered and sold in compliance with all applicable federal and state securities laws.

        SECTION 2.14. Fees and Commissions. The Company has not retained, or otherwise authorized to act, any finder, broker, agent, financial advisor or other intermediary (collectively, "Intermediary") in connection with the transactions contemplated by this Agreement and the Company shall indemnify and hold harmless the Purchaser from liability for any compensation, to any Intermediary retained or otherwise authorized to act by, or on behalf of, the Company and the fees and expenses of defending against such liability or alleged liability.

        SECTION 2.15. Compliance with Environmental Laws. To the knowledge of the Company, it is not in violation of any agreement, instrument, judgment, decree, or order, or federal, state, local or foreign statute, ordinance, rule or regulation applicable to or binding upon it (including but not limited to any environmental laws, rules and regulations), the violation of which would be reasonably likely to have a material adverse effect on the Company. To the knowledge of the Company, there is no contamination of any real property leased or operated by the Company that could subject the Company to liability in excess of $50,000 under any environmental laws or regulations.

                                    ARTICLE 3
           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

        The Purchaser represents and warrants that:

        SECTION 3.1. Authorization. The Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and legally binding obligation of the Purchaser.

        SECTION 3.2. Investment Representations. The Purchaser is acquiring the Common Stock for the Purchaser's own account, for investment purposes and not with a view to, or for sale in connection with, any distribution of such securities or any part thereof in violation of federal or state securities laws.

        SECTION 3.3. Investment Experience; Access to Information. (a) The Purchaser or a person acting in its capacity as "purchaser representative" (as defined in Regulation D of the Securities Act) for the Purchaser, is an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Securities Act, is a sophisticated investor; is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial, business and investment matters as to be capable of evaluating the merits and risks of this investment, has the ability to bear the economic risks of this investment, has been furnished with or has had access to such information as is specified in subparagraph (b)(2) of Rule 502 promulgated under the Securities Act, was not organized or reorganized for the specific purpose of acquiring the Common Stock purchased by it and has been afforded the opportunity to ask questions of, and to receive answers from, the Company and to obtain any additional information, to the extent the Company has or could have acquired such information without unreasonable effort or expense, all as necessary for the Purchaser or "purchaser representative" to make an informed investment decision with respect to the purchase of the Common Stock. The foregoing, however, does not limit or modify the representations and warranties of the Company in Article 2 of this Agreement or the right of the Purchaser to rely thereon.

        (b) In addition to the foregoing, the Purchaser acknowledges, represents and warrants, as applicable, as set forth in Annex I hereto.

        SECTION 3.4. Absence of Registration. The Purchaser understands that the Common Stock to be sold and issued hereunder may not be sold by the Purchaser unless it is subsequently registered under the Securities Act, or an exemption from such registration is available.

        SECTION 3.5. Restrictions on Transfer. The Purchaser agrees that (a) it will not offer, sell, pledge, hypothecate, or otherwise dispose of the Common Stock other than to its "affiliates" unless such offer, sale, pledge, hypothecation or other disposition is (i) registered under the Securities Act, or (ii) in compliance with an opinion of counsel to the Purchaser, delivered to the Company and reasonably acceptable to it, to the effect that such offer, sale, pledge, hypothecation or other disposition thereof does not violate the Securities Act, and (b) the certificate(s) representing the Common Stock shall bear a legend stating in substance:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED OTHER THAN TO AFFILIATES (AS DEFINED) OF THE REGISTERED HOLDER HEREOF UNLESS AND UNTIL REGISTERED UNDER SAID ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION DOES NOT VIOLATE THE PROVISIONS THEREOF.

        For purposes of this Section 3.5, "affiliate" of any Purchaser means (i) any entity more than 10% of the voting stock or other voting interest of which is owned, directly or indirectly through one or more intermediaries, by the Purchaser, (ii) any entity which owns, directly or indirectly through one or more intermediaries, more than 10% of the voting stock of the Purchaser, (iii) any entity of which 10% or more of the voting stock is owned by an affiliate of the Purchaser, and (iv) with respect to a Purchaser that is a trust, a grantor or beneficiary of such trust or other entity under the control of such grantor or beneficiary. Upon request of a holder of Common Stock the Company shall remove the legend set forth above from the certificates evidencing such Common Stock or issue to such holder new certificates therefor free of such legend, if with such request the Company shall have received an opinion of counsel selected by the holder and reasonably satisfactory to the Company, in form and substance reasonably satisfactory to the Company, to the effect that such Preferred or Common Stock is not required by the Securities Act to continue to bear the legend.

        SECTION 3.6. Transfer Instructions. The Purchaser agrees that the Company may provide for appropriate transfer instructions to implement the provisions of Section 3.5 hereof.

        SECTION 3.7. Economic Risk. The Purchaser understands that it must bear the economic risk of the investment represented by the purchase of Common Stock for an indefinite period.

        SECTION 3.8. Fees and Commissions. The Purchaser represents and warrants that it has retained, or otherwise authorized to act, no Intermediary in connection with the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Company from liability for any compensation to any Intermediary retained or otherwise authorized to act by, or on behalf of, the Purchaser and the fees and expenses of defending against such liability or alleged liability.

        SECTION 3.9. Purchaser's Board of Directors Designee. Promptly after the initial Closing Date on October 8, 1999, the Company's Board of Directors shall take the necessary steps to add a person designated by the Purchaser as a member of the Company's Board of Directors. In connection therewith, the Purchaser's designee shall resign from the Board of Directors immediately upon any failure by the Purchaser to complete the acquisition of any Shares in accordance with the provisions hereof including, but not limited to, Schedule 1.1.

        SECTION 3.10. Payment of Certain Expenses. The Purchaser agrees to pay all of the fees and expenses of Gerbsman Partners incurred in connection with the restructuring of the Company's debt up to $250,000.

        SECTION 3.11. Wafer Purchase Commitment. The Purchaser hereby agrees to purchase wafers from the Company for the Company's third fiscal quarter 2000, and in an amount not less than 25% of the Company's installed capacity for the fourth fiscal quarter 2000 and the first and second fiscal quarters 2001. Such wafer purchase commitment shall be for the price and upon the other terms and conditions, set forth on Schedule 3.11 and in accordance with a wafer purchase agreement to be negotiated in form and substance satisfactory to both parties.

                                    ARTICLE 4
                   CONDITIONS TO OBLIGATIONS OF THE PURCHASER

        SECTION 4.1. Conditions to Obligations of the Purchaser. The obligation of the Purchaser on each of the Closing Dates to purchase the Common Stock under this Agreement and in accordance with Schedule 1.1 shall be subject to each of the following conditions precedent, any one or more of which may be waived by the Purchaser:

        (a) Representations and Warranties. The representations and warranties made by the Company herein shall be true and accurate in all material respects on and as of each of the Closing Dates as if made on each of the Closing Dates (unless otherwise provided below).

        (b) Performance. The Company shall have performed and complied with all agreements and conditions contained herein or in other ancillary documents incident to the transactions contemplated by this Agreement required to be performed or complied with by it prior to or at each of the Closings in all material respects.

        (c) Consents, etc. The Company shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement, to issue the Common Stock to be purchased by the Purchaser.

        (d) Compliance Certificates. The Company shall have delivered to the Purchaser or its representative at each of the Closings an Officer's Certificate to the effect that, to such Officer's knowledge, all conditions specified in Sections 4.1(a) through (c), inclusive, have been fulfilled.

        (e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser or its counsel may reasonably request.

        (f) Opinion of Company's Counsel. On the initial Closing Date, October 8, 1999, the Purchaser shall have received from Orrick, Herrington & Sutcliffe LLP, counsel for the

Company, an opinion, dated the initial Closing Date and reasonably satisfactory in form and substance to the Purchaser and its counsel, and in the form attached hereto as Exhibit A.

                                    ARTICLE 5
                      CONDITIONS TO OBLIGATIONS OF COMPANY

        SECTION 5.1. Conditions to Obligations of the Company. The obligation of the Company at each of the Closings to issue and sell the Common Stock to be purchased under this Agreement shall be subject to the following conditions precedent, which may be waived by the Company:

        (a) Representations and Warranties. The representations and warranties made by the Purchaser herein shall be true and accurate in all material respects on and as of each of the Closing Dates as if made on each of the Closing Dates (unless otherwise provided below).

        (b) Performance. The Purchaser shall have performed and complied with all agreements and conditions contained herein or in other ancillary documents incident to the transactions contemplated by this Agreement required to be performed or complied with by it prior to or at each of the Closings in all material respects.

        (c) Compliance Certificates. The Purchaser shall have delivered to the Company or its representative at each of the Closings an Officer's Certificate to the effect that, to such Officer's knowledge, all conditions specified in Sections 5.1(a) and (b) have been fulfilled.

                                    ARTICLE 6
                              AFFIRMATIVE COVENANTS

        SECTION 6.1. Use of Proceeds. The Company shall use the proceeds from the sale of the Common Stock only as follows: (a) to make compensation payments to its employees; (b) to pay lease obligations for leases in effect on the date hereof; or (c) to pay other operating expenses approved by Purchaser.

        SECTION 6.2. Piggy-Back Registrations. If at any time the Company shall determine to register for its own account or the account of others under the Securities Act any of its equity securities, other than on Form S-8 or Form S-4 or their then equivalents (a "Piggy-Back Registration"), it shall send to the Purchaser, written notice of such determination and, if within fifteen (15) days after receipt of such notice, the Purchaser shall so request in writing, the Company shall use its diligent efforts to include in such registration statement all or any part of the Registrable Shares (as defined below) the Purchaser requests to be registered, except that if, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of Common Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such registration statement only such limited portion (or none, if so required by the managing underwriter) of the Registrable Shares with respect to which such Holder has requested inclusion hereunder. For the purposes of this Section, "Registrable Shares" shall mean and include (i) shares of Common Stock held by the Purchaser; and
(ii) any shares of

Common Stock issued to (or issuable upon exercise of warrants issued to) any bank or other lender, or equipment lessor in connection with the Company obtaining a loan or equipment financing, if the Company expressly accords to such shares the registration rights contained in this Agreement; provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon the consummation of any sale of such shares pursuant to a registration statement or Rule 144 under the Securities Act.

        SECTION 6.3. Officers of the Company. The Company shall use reasonable efforts to hire executives for the officer positions in the Company that are currently vacant and which positions are critical to the future success of the Company and shall inform Purchaser of potential candidates identified by the Company and shall give reasonable consideration to Purchaser's recommendation and evaluation of potential candidates.

        SECTION 6.4. Right of First Offer.

        (a) Subject to this Section 6.4 and other than as disclosed in Section 2.1(b), if the Company shall decide to issue or sell, any (i) shares of Common Stock, (ii) any other equity security of the Company, including without limitation, shares of Preferred Stock, (iii) any debt security of the Company which by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, the Company shall, in each case, first offer to sell such securities (the "Offered Securities") to the Purchaser (the "Preemptive Shareholder"), if it holds at least 15% of the then outstanding capital stock of the Company as follows: the Company shall offer to sell to the Preemptive Shareholder that portion of the Offered Securities as the number of Common Shares which the Preemptive Shareholder then holds or has the right to acquire bears to the sum of the total number of issued and outstanding Common Shares and upon exercise of warrants, options and rights outstanding, at a price and on such other terms as shall have been specified by the Company in writing delivered to the Preemptive Shareholder (the "Offer"), which Offer by its terms shall remain open for a period of 14 days from the giving of the Offer.

        (b) Notice of the Preemptive Shareholder's intention to accept, in whole or in part, any Offer made pursuant to clause (a) shall be evidenced by a writing signed by the Preemptive Shareholder and delivered to the Company prior to the end of the 14-day period of such Offer, setting forth the number of shares or securities the Preemptive Shareholder elects to purchase (the "Notice of Acceptance"). Failure of the Preemptive Shareholder to deliver a Notice of Acceptance within said 14 days will be deemed to be a rejection of the Offer.

        (c) The Company shall have one hundred twenty (120) days from the end of said 14-day period to sell any such Offered Securities as to which a Notice of Acceptance has not been given (the "Refused Securities") to any Person or Persons, substantially on the same terms and conditions as set forth in the Offer.

        (d) The rights of the Preemptive Shareholder under this Section 6.4 shall terminate for all future issuances of Offered Securities if the Preemptive Shareholder does not purchase all of the Offered Securities which it was entitled to purchase in this Section 6.4.

        (e) The rights of the Preemptive Shareholder under this Section 6.4 shall not apply to:

               (i) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

               (ii) Preferred Stock issued as a dividend to holders of Preferred Stock or upon any subdivision or combination of shares of Preferred Stock;

               (iii) Common Stock issued upon exercise of options, warrants and rights outstanding as of the date of this Agreement;

               (iv) Common Stock and options of the Company issued after the date hereof to directors, officers, employees or consultants of the Company and any Subsidiary pursuant to any qualified or non-qualified stock option plan, employee stock ownership plan, employee benefit plan, stock plan, or such other options, arrangements, agreements or plans intended principally as a means of providing compensation or incentive compensation for employment or services, approved by the Board of Directors of the Company;

               (v) Options, warrants or shares issued to banks or other lenders or equipment lessors in connection with the Company obtaining loans or equipment financing or to customers, prospective customers, vendors or strategic partners; or

               (vi) Securities issued in a merger or consolidation or as consideration for the acquisition by the Company of any other corporation or other business entity or of the assets and business thereof.

        (f) For convenience in administration, the Company may offer and sell Securities covered by the right in clause (a) without first offering such Securities to the Preemptive Shareholder, so long as the Preemptive Shareholder is given the opportunity to purchase its pro rata amount within 45 days after the close of the sale of Securities.

        (g) The rights of the Preemptive Shareholder set forth herein are nonassignable except (i) to any or all of the beneficial owners of the Preemptive Shareholder; (ii) an affiliate of the Preemptive Shareholder; and
(iii) to a purchaser who is not a competitor of the Company and who purchases all of the Preemptive Shareholder's Securities of the Company. Any assignee permitted under the preceding sentence shall assume the assignor's obligations under this Agreement and become a party to this Agreement in a manner reasonably satisfactory to the Company.

                                    ARTICLE 7
                                  MISCELLANEOUS

        SECTION 7.1. Survival of Agreements. All agreements, representations and warranties contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and any disposition of Common Stock issued upon conversion thereof.

        SECTION 7.2. Notices. All notices, requests, consents and other communications herein (except as stated in the last sentence of this Section 7.2) shall be in writing and shall be mailed by first-class certified mail, postage prepaid and return receipt requested, personally delivered, faxed, or sent by recognized overnight courier service, as follows:

        (a)    If to the Company:

               IMP, Inc.
               2830 North First Street
               San Jose, California U.S.A.  95143-2071
               Attention:  Chief Executive Officer
               Fax:  (408) 434-0335

               With a copy to

               Richard Grey, Esq.
               Orrick, Herrington & Sutcliffe LLP
               Old Federal Reserve Bank Building
               400 Sansome Street
               San Francisco, California  94111-3143
               Fax:  (415) 773-5759

        (b)    If to the Purchaser:

               Teamasia Semiconductors (India) Ltd.
               IDA, Patancheru
               Medak District
               Pin, 502 319, A.P. INDIA
               Attention:  Managing Director
               Fax:  (011) 91-8455-42070

               With a copy to:

               Robert T. Borawski, Inc.
               4125 Blackford Ave., Suite 140
               San Jose, California  95117
               Fax:  (408) 241-8895

or such other addresses as each of the parties hereto may provide from time to time in writing to the other parties.

        SECTION 7.3. Modifications; Waiver. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or in writing, except that any provision of this Agreement may be amended and the observance of any such provision may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the party to be charged.

        SECTION 7.4. Exculpation. The Purchaser acknowledges that it is not relying upon any statements or instruments made or issued by any person, firm or corporation, other than those contained in this Agreement in making its decision to invest in the Company.

        SECTION 7.5. Entire Agreement. This Agreement, together with the schedules and exhibits attached hereto and made a part hereof, contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, agreements, representations, warranties and commitments, whether in writing or oral, prior to or contemporaneous with the date hereof.

        SECTION 7.6. Successors and Assigns. Except as otherwise expressly provided in this Agreement, all of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

        SECTION 7.7. Enforcement.

        (a) Remedies at Law or in Equity. If the Company shall default in any of its obligations under this Agreement or if any representation or warranty made by or on behalf of the Company in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof shall be untrue or misleading in any material respect as of the date of this Agreement or as of the Closings or as of the date it was made, furnished or delivered, the Purchaser may proceed to protect and enforce its rights, including by way of suit in equity or action at law. In the event the Purchaser brings such an action against the Company, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        (b) Remedies Cumulative; Waiver. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to a party at law or in equity. No express or implied waiver by Purchaser of any default shall be a waiver of any future or subsequent default. The failure or delay of any party in exercising any rights granted it hereunder shall not constitute a waiver of any such right and any single or partial exercise of any particular right by a party shall not exhaust the same or constitute a waiver of any other right provided herein.

        SECTION 7.8. Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all such counterparts together shall constitute one instrument. Each party shall receive a duplicate original of the counterpart copy or copies executed by it and by the Company.

        SECTION 7.9. Governing Law and Severability. (a) This agreement shall be governed by the internal laws of the state of California, without regard to principles of conflicts of law. Each of the parties hereto hereby submits to the exclusive jurisdiction of the United States District Court in San Francisco, California, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

        (b) In the event any provision of this agreement or the application of any such provision to any party shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this agreement shall remain in full force and effect.

        SECTION 7.10. Headings. The descriptive headings of the Articles and Sections hereof and the Schedules and Exhibits hereto are inserted for convenience only and do not constitute a part of this Agreement.

        SECTION 7.11. Confidentiality. The Purchaser agrees that it will keep confidential and will not disclose, or divulge any confidential, proprietary, secret or non-public information which the Purchaser may obtain from the Company and not use such information other than for the benefit of the Company or in furtherance of the Purchaser's rights as a shareholder of the Company; provided, that, no such information shall be deemed to be non-public if it (i) is or becomes generally available to the public other than as a result of a disclosure by the Purchaser or its respective agents, representatives or employees; (ii) is or becomes available to the Purchaser on a non-confidential basis from a source (other than the Company or one of its officers, directors, agents, representatives or employees) that is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation; or (iii) was known to the Purchaser on a non-confidential basis prior to its disclosure to it by the Company and provided further that, any other term of this Agreement to the contrary notwithstanding, the Company shall not be obligated to disclose any information, the disclosure of which it believes in good faith would be detrimental to the Company or its shareholders.

        SECTION 7.12.     No Solicitation.

        (a) Each of the Purchaser and the Company agrees that for a period of two years from the last Closing Date, it shall not induce or encourage, directly or indirectly, any current employee of the other party to leave such party's employ, whether to accept a position with it or an entity related to it or otherwise. The restrictions in the previous sentence shall not be deemed to be violated by either party in the case of a general solicitation to hire, including, without limitation, through the use of advertising or recruiting (provided that a recruiter is not specifically instructed to solicit the other party's employees). Each of the Purchaser and the Company hereby further agrees that for a period of two years from the last Closing Date, it shall not take any action which would interfere with the business of the other party, unless such action is taken pursuant to the mutual agreement of both parties. The provisions of this Section 7.12 shall survive the last Closing Date for a period of two years.

        (b) Without limiting the right of either party to pursue all other legal and equitable rights available to them for violation of this Section 7.12, it is agreed that other remedies cannot fully compensate either party for such a violation and that each party shall be entitled to injunctive relief to prevent the violation or the continuing violation thereof. It is the intent and understanding of each party hereto that if, in any action before any Governmental Authority legally empowered to enforce this Section 7.12, any term, restriction, covenant or promise in this

Section 7.12 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such Governmental Authority.

        (c) For the purposes of the Section, "Governmental Authority" shall mean any federal, state, local or other governmental or administrative body, instrumentality, department, agency or any court, tribunal, administrative hearing, arbitration panel, commission or other similar dispute resolving panel or body.

        SECTION 7.13. Termination. In the event that the Purchaser shall fail to make any payment in full that it is obligated to make hereunder within three (3) Business Days of the applicable Closing Date set forth on Schedule 1.1, this Agreement shall terminate and the Company shall have no further obligation to sell and issue Shares to the Purchaser in accordance with this Agreement. Notwithstanding the foregoing, all provisions hereunder which the parties have agreed to survive termination of this Agreement shall remain binding upon the parties hereto. For the purpose of this Section, "Business Day" shall mean any day other than Saturday, Sunday or a holiday in San Jose, California.

        SECTION 7.14. Indemnification.

        (a) The Company agrees to indemnify and hold harmless the Purchaser from and against any and all liabilities, obligations, losses, out-of-pocket costs or damages ("Loss") and reasonable attorneys' and accountants' fees and expenses, court costs and all other reasonable out-of-pocket expenses ("Expense") incurred by the Purchaser in connection with or arising from or attributable to any breach by the Company, of any of its representations, warranties, obligations, covenants or agreements contained in this Agreement; provided, however, that the Purchaser shall not be entitled to indemnification for Losses or Expenses pursuant to this Section unless and until the amount of Losses and Expenses exceeds $100,000. Thereafter, the Company shall be liable for indemnification for Losses and Expenses only to the extent the aggregate amount thereof exceeds $100,000. Notwithstanding the foregoing, the terms "Loss" and "Expense" shall not include incidental, consequential or punitive damages except in a third party claim, action or suit.

        (b) If the Purchaser believes that it has suffered or incurred any Loss or Expense pursuant to this Section, it shall so notify the Company promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense. Promptly after receipt by the Purchaser of notice of the commencement of any action by any third party, such indemnified party shall, if a claim in respect thereof is to be made against the Company under this Section notify the Company in writing of the commencement thereof (but the failure so to notify the Company shall not relieve the Company from any liability which it may have under this Section except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it might otherwise have). Unless the Company is contesting a third party claim, the Company shall promptly pay such claim or reimburse the Purchaser if the Purchaser has made payment.

        (c) The Company shall have the right to conduct and control, through counsel of its choosing, any third party claim, action or suit. The Company shall permit the Purchaser to participate in the defense of any such action or suit through counsel chosen by it, provided that the fees and expenses of such counsel shall be borne by the Purchaser. The Company may agree to any compromise or settlement with respect to a claim for money damages without the consent of the Purchaser; provided, that the Company shall not effect any compromise or settlement which will have a continuing effect on the business of the Purchaser without the prior consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.

        SECTION 7.15. Purchaser's Future Investments in the Company. It is the parties' intent that the Purchaser acquire not less than 51% of the fully diluted Common Shares of the Company at a price equal to a total of $5,980,000 ($5,980,000 - $2,050,000 (paid hereunder upon completion of purchase of 16.6%) = $3,930,000 (paid upon completion of Purchaser's purchase of the remaining Common Shares resulting in the Purchaser holding at least 51% of the fully diluted Common Shares)) no later than February 28, 2000. To that end, the parties agree that promptly upon the parties' execution of this Agreement, they will proceed to negotiate, in good faith, the terms and conditions of a share purchase agreement for the remaining Common Shares of the Company, which agreement will result in the Purchaser owning and maintaining not less than 51% of the fully diluted Common Shares. Further, the Company agrees to use its reasonable efforts to obtain the necessary approvals from its shareholders and to obtain all applicable Governmental Approvals in order to complete the Purchaser's purchase of such Common Shares, as expeditiously as possible. The Purchaser agrees to provide all reasonable assistance to the Company to obtain such approvals. Upon the Purchaser acquiring not less than 51% of the fully diluted Common Shares, the provisions of Section 7.12 shall no longer be obligations of either party.



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                                       15

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

                                            IMP, INC.


                                            By: /s/ ZVI GRINFAS
                                               ---------------------------------
                                               Name: ZVI GRINFAS
                                                     ---------------------------
                                               Title: PRESIDENT & CEO
                                                     ---------------------------



                                            TEAMASIA SEMICONDUCTORS (INDIA) LTD.


                                            By: /s/ SUBBA RAO PINAMANENI
                                               ---------------------------------
                                               Name: PINAMANENI SUBBA RAO
                                                     ---------------------------
                                               Title: MANAGING DIRECTOR
                                                     ---------------------------



                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE